Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-106661) of First BanCorp of our report dated June 29, 2011 relating to the financial statements of FirstBank 401(k) Retirement Plan for Residents of the U.S. Virgin Islands and of the United States of America which appears in this Form 11-K.
PricewaterhouseCoopers LLP
San Juan, Puerto Rico
June 29, 2011

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